UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2012

FOSSIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

901 S. Central Expressway
Richardson, Texas	75080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors (the “Board”) of Fossil, Inc. (the “Company”) has appointed Dennis R. Secor to serve as Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective December 10, 2012.  Mr. Secor will report directly to the Chief Executive Officer, Mr. Kosta N. Kartsotis.

As previously announced, Mike L. Kovar, our current Executive Vice President, Chief Financial Officer and Treasurer, will retire from the Company in March 2013.  Effective with the appointment of Mr. Secor on December 10, 2012, Mr. Kovar will resign as Chief Financial Officer and Treasurer and assist Mr. Secor as he transitions into his new role with the Company.

Mr. Secor, age 50, has served as Senior Vice President and Chief Financial Officer for Guess?, Inc.  since July 2006.  Guess? designs, markets, distributes and licenses a lifestyle collection of contemporary apparel, denim, handbags, watches, footwear and other fashion accessories.  Prior to joining Guess?, Mr. Secor served as Vice President and Chief Financial Officer for Electronic Arts (Canada), Inc.  from August 2004 until July 2006.  Electronic Arts develops, markets, publishes, and distributes game software content and services for video game consoles, personal computers, mobile phones, tablets and electronic readers, and the Internet.

Mr. Secor will be an at-will employee of the Company.  In connection with the appointment of Mr. Secor, the Board has approved a base salary of $500,000.  Mr. Secor will receive a sign on bonus of $200,000.  On January 15, 2013, Mr. Secor will receive (i) a grant of restricted stock units pursuant to the Company’s 2008 Long Term Incentive Plan (the “2008 Plan”) equal to the number of shares of the Company’s common stock having an aggregate fair market value of $306,250 on January 15, 2013 and (ii) stock appreciation rights settled in common stock of the Company pursuant to the 2008 Plan, with a strike price equal to the fair market value of the common stock on January 15, 2013 and having a Black-Scholes value of $306,250.  One-third of each award will vest annually on January 15 in each of 2014, 2015 and 2016, provided that Mr. Secor is continuously employed by the Company through each such anniversary date. Mr. Secor will also be eligible to receive reimbursement for up to $275,000 in relocation expenses in connection with his move from California to the Dallas, Texas area.

Mr. Secor is not a party to any transaction described in Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.

On November 8, 2012, the Company issued a press release announcing the appointment of Mr. Secor.  A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01   Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                        Press Release, dated November 8, 2012, announcing the appointment of Dennis R. Secor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2012

FOSSIL, INC.

	By:	/s/ Mike L. Kovar
Mike L. Kovar
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 8, 2012, announcing the appointment of Dennis R. Secor.